Exhibit 23.1




CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Form S-8 Registration Statement pertaining to the Retirement Savings Plan of American Medical Security Group, Inc. (f/k/a United Wisconsin Services, Inc.), of our report dated February 5, 1999, with respect to the consolidated financial statements and schedules of American Medical Security Group, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                          /s/ ERNST & YOUNG LLP

April 1, 1999
Milwaukee, Wisconsin